Stillwater Mining Company Completes Review of Operations: Will Restructure Operations and Reduce Workforce

BILLINGS, MT -- 11/17/2008 -- STILLWATER MINING COMPANY (NYSE: SWC) today announced immediate plans to restructure its operations and reduce and redeploy portions of its workforce. The move is largely focused on the Company's East Boulder Mine operations south of Big Timber, although the Company's Stillwater Mine at Nye, Columbus Metallurgical operations, and administrative offices in Columbus and Billings are also affected. The action follows the previously announced decision to review all operations in the face of the rapid third quarter deterioration in economic conditions during which prices for palladium and platinum, the Company's primary products, fell more than 60% from levels earlier in the year.

Commenting on the announcement, Francis R. McAllister, Stillwater's Chairman and CEO, said, "The restructuring we are announcing today is the result of a thoughtful and carefully planned process intended to ensure the long-term sustainability of the Company. We have great people and a great workforce that we wish to preserve to the extent possible. We regret the adjustments will require reductions and redeployment of some of our employees. While the adjustments are unavoidable under the current market conditions, they are designed to preserve the Company's operating options, improve our competitive position and enhance our resilience to market price volatility for platinum-group metals (PGMs)."

Mr. McAllister continued, "Our plan shows that we can operate cash positive at current prices on a pared down basis at the East Boulder Mine. We are targeting a viable operation that will yield between 105,000 and 120,000 ounces of PGMs annually for the next 18 to 24 months and require only nominal primary development, thereby conserving its developed state and our options for the mine. Operational success under the restructured plan is essential to the continued operation of the mine and improved metal prices may dictate whether we can continue operating beyond that time frame. Further, putting the plan into effect will depend on quickly working out details with the United Steel Workers Union Local 11-0001 representing our hourly workforce.

"The Company is providing the required 60-day WARN notice to all 526 employees at its East Boulder Mine, pursuant to the Worker Adjustment and Retraining Notification ('WARN') Act, and is notifying the appropriate government entities. East Boulder Mine employees have been directed not to report to work, unless and until they are advised otherwise, while the Company discusses its plans for the East Boulder operations with Union representatives. Once a restructuring plan is finalized the Company expects operations at the mine to resume promptly, although with a substantially reduced workforce.

"The Company will immediately begin offering positions at its Stillwater Mine operations for a portion of the miners at the East Boulder Mine. Although the total number of miners at the Stillwater Mine will increase, some workforce reductions on a smaller scale are slated there. In the near term we also plan to implement a schedule change at the Stillwater Mine that will result in our miners taking broader responsibility for workplace support, thereby modifying the task structure of the workforce. With the restructuring and added miner workforce we expect the Stillwater Mine to produce at a rate of between 345,000 and 370,000 ounces of PGMs annually."

Emphasizing the extent of the restructuring, Mr. McAllister added, "Our objective at current prices is to manage for positive cash flow to maintain adequate liquidity in the face of the lower PGM prices. We are reviewing the cost of all business activities and paring capital, operating, support and corporate expenditures to those essential to the restructured operation.

"Capital expenditures will be reduced to about $40 million in 2009, compared with about $90 million in 2008. Mine infrastructure development will be reduced at both mines and capital expenditures limited to completing only critical projects that will maintain our ability to produce at projected levels. The critical projects to be completed include our second smelter furnace in Columbus and key haulage infrastructure in the lower off-shaft area of the Stillwater Mine.

"Workforce reductions will be made at our Columbus Metallurgical operations and at Company offices in Columbus and Billings. General and Administrative costs, including those for marketing and exploration, will be reduced to about $20 million in 2009 from an expenditure rate of over $35 million projected for 2008. Company-wide the restructuring will involve an estimated 21% reduction in our 1,770 person workforce, including about 320 employees and about 50 contractors."

With regard to the Company's liquidity position, Mr. McAllister commented, "As of the end of September, the Company had available cash and short-term investments of $129 million and working capital in recycling inventories and advances totaled $132 million. Assuming about $60 million of the working capital inventory will be freed up due to lower PGM prices the Company expects to have available cash of about $190 million going forward. Although some of this cash will be consumed in the process of implementing the operating adjustments, we believe the Company has more than adequate liquidity on hand to endure the present downturn in prices.

"Without any operating changes and at current PGM prices, the Company's operations would consume cash at a rate of over $25 million per quarter. Consuming cash at that rate clearly is unacceptable and would jeopardize our liquidity. Consequently we have already taken steps to advance our revised plan. These initial actions have included suspending or postponing all but the critical capital projects, terminating mine contract services, freezing hiring for most job classifications, reducing inventory and equipment purchases, and limiting business travel.

"We recognize the impact this restructuring will have on our employees, their families and the communities affected by these changes, and we will be providing support by working with the United Steel Workers Union, the Department of Labor, area training centers, potential employers, state and federal agencies, and affected local governments and school districts."

Mr. McAllister summarized the restructuring, stating, "Our planning shows that the impact of these changes will result in PGM mine production for 2009 of between 450,000 to 490,000 ounces, only marginally lower than our outlook for 2008. Our total cash cost per ounce* guidance for 2009 is between $400 to $425 per ounce, roughly the same as in 2008 and with some opportunity to improve on this in the face of declining material costs. It is essential to note that total cash cost per ounce is net of by-product and recycling credits estimated at $65 per ounce for 2009 which, due to lower prices and volumes, is sharply below the robust $163 per ounce credits in our guidance for 2008. Consequently, under the restructured 2009 operating plan projected total cash costs per ounce before credits have been reduced by almost $100 per ounce from 2008 levels. It is also essential to note that our PGM recycling operation will continue as at present, but the strength of its profitability is subject to market conditions."

* A non-GAAP measure of extraction efficiency.

Commenting on the outlook for the rest of 2008, Mr. McAllister noted, "Given that these changes are currently being implemented, our updated guidance for 2008 is mine production of about 490,000 PGM ounces, with some risk to the production associated with implementation of the restructuring. This production level is down from our most recent prior guidance of 515,000 to 525,000 ounces. Total cash cost per ounce for 2008 is projected between $395 and $415 per ounce (net of by-product and recycling credits expected to average $163 per ounce for the full year), at or slightly above the upper end of our previous guidance."

In conclusion, McAllister cautioned, "While we are hopeful these steps will be sufficient to carry us through the current difficult economic environment, there is no assurance our plans will be successful nor that markets will not deteriorate further. Consequently, we will continue to closely scrutinize our markets, the financial health of our customers and our own performance against the objectives outlined in our restructuring plan. We recognize and deeply regret the negative effect of the changes on our displaced employees and on the communities in which we operate. At the same time our plan is designed to preserve our core miner base and keep in place as many jobs as possible while acting in the best interest of all our stakeholders."

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and Russia. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining Company can be found at its web site: www.stillwatermining.com.

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans and restructuring of operations, costs, grade, production and recovery rates, permitting, labor matters, financing needs and the terms of future credit facilities, capital expenditures, increases in processing capacity, cost reduction measures, safety, timing of engineering studies, environmental permitting and compliance, litigation, permitting, and the palladium and platinum market. Additional information regarding factors, which could cause results to differ materially from management's expectations, is found in the section entitled "Risk Factors" in the Company's 2007 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Greg Wing
406-373-8700